SUB-ITEM 77H


As of February 29, 2016, the following entity no longer owned 25% or more of the voting securities of the Fund:

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|FUND                        |ENTITY                    |
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|MFS New Discovery Value Fund|MFS Growth Allocation Fund|
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As of February 29, 2016, the following entity no longer owned 25% or more of the voting securities of the Fund:

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|FUND                        |ENTITY                      |
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|MFS New Discovery Value Fund|MFS Moderate Allocation Fund|
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